Exhibit 28(j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated January 26, 2024, and each included in this Post-Effective Amendment No. 61 to the Registration Statement (Form N-1A, File No. 33-41913) of Gabelli Equity Series Funds, Inc. (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated November 29, 2023, with respect to the financial statements and financial highlights of The Gabelli Small Cap Growth Fund, The Gabelli Equity Income Fund, The Gabelli Focused Growth and Income Fund, and The Gabelli Global Financial Services Fund (four of the funds constituting Gabelli Equity Series Funds, Inc.) included in the Annual Report to Shareholders (Form N-CSR) for the year ended September 30, 2023, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

January 26, 2024